UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Eagle Test Systems, Inc.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	36-2917389 (IRS employer identification no.)

2200 Millbrook Dr., Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒
Securities Act registration statement file number to which this form relates: 333-130521
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

N/A	N/A
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, $.01 par value per share
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-130521), which is incorporated herein by reference.
Item 2. Exhibits.
     The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.	Description

3.1	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-130521)).

3.2.	Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-130521)).

4.1	Specimen Certificate of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-130521)).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EAGLE TEST SYSTEMS, INC., a Delaware corporation
Date: March 3, 2006	By:	/s/ Leonard Foxman
Leonard Foxman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Form of Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-130521)).

3.2.	Form of Amended and Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-130521)).

4.1	Specimen Certificate of Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-130521)).